Exhibit 99.1

DATE: March 4, 2013

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege (918) 573-4034	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Partners L.P. Announces Public Offering and Concurrent Private

Placement of Common Units

TULSA, Okla. – TULSA, Okla. – Williams Partners (NYSE: WPZ) announced today that it intends to commence an underwritten public offering of 10,000,000 common units representing limited-partner interests. The units will be offered by Williams Partners pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission.

The underwriters have been granted a 30-day option to purchase up to an additional 1,500,000 common units.

In addition, Williams Partners will concurrently sell 3,000,000 of its common units to Williams (NYSE: WMB) in a private placement. Williams owns approximately 70 percent of Williams Partners, including the general-partner interest.

Williams Partners plans to use the net proceeds from the public offering and the private placement to repay amounts outstanding under the partnership’s credit facility. Borrowings under the credit facility were used for general partnership purposes, including funding capital expenditures, working capital and partnership distributions.

Barclays, BofA Merrill Lynch, Citigroup, Morgan Stanley, UBS Investment Bank, Deutsche Bank Securities, Jefferies and Wells Fargo Securities are acting as joint book-running managers. In addition, Credit Suisse, Goldman, Sachs & Co., J.P. Morgan, Raymond James and RBC Capital Markets have been named as co-managing underwriters.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. A copy of the preliminary prospectus supplement and related base prospectus may be obtained on the SEC website at www.sec.gov or from any of the underwriters, including:

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: 888-603-5847

E-mail: Barclaysprospectus@broadridge.com

BofA Merrill Lynch

222 Broadway, 7th Floor

New York, NY 10038

Attn: Prospectus Department

E-mail: dg.prospectus_requests@baml.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: 800-831-9146

Email: batprospectusdept@citi.com

Morgan Stanley

Attn: Prospectus Department

180 Varick Street, 2nd Floor

New York, NY 10014

Email: prospectus@morganstanley.com

Phone: 866-718-1649

UBS Investment Bank

Attention: Prospectus Department

299 Park Avenue

New York, NY 10171

Phone: 888-827-7275

Deutsche Bank Securities

Attn: Prospectus Department

60 Wall Street

New York, NY 10005-2836

Email: prospectus.cpdg@db.com

Phone: 800-503-4611

Jefferies

520 Madison Avenue, 12th Floor

New York, NY 10022

Email: Prospectus_Department@Jefferies.com

Phone: 877-547-6340

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, NY 10152

Email: cmclientsupport@wellsfargo.com

Phone: 800-326-5897

About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 70 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com, where the partnership routinely posts important information.

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Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the partnership believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the partnership’s annual reports filed with the Securities and Exchange Commission.